Exhibit 10.34

THIRD AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS AND SELECTED EXECUTIVES
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation, (the “Company”), sponsors the Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives (the “Plan”) to allow Eligible Individuals to elect to defer the receipt and taxation of a portion of their compensation; and

WHEREAS, it is the desire of the Company to amend the Plan to provide for the special timing for an election for an eligible Executive's or Director's first year of eligibility to participate in the Plan, as prescribed in Treasury Department Regulation §1.409A-2(a)(f).

NOW, THEREFORE, in consideration of the foregoing, Section 3.8(a) of the Plan is hereby amended as prescribed below, effective as of the Plan Year beginning on January 1, 2013.

Section 3.8    Election for First Year of Eligibility. Notwithstanding Section 3.7 above, the provisions of this Section 3.8 will apply with respect to an Eligible Executive or a Director who initially becomes eligible to participate in the Plan.

(a)    The timing of the Eligible Individual's initial Deferral Election will be governed by the rules prescribed below.

(i)
The initial Deferral Election must be made within 30 days after the date the Eligible Individual first becomes eligible to participate in the Plan. Except as provided in paragraph (ii) below, the Eligible Individual's initial Deferral Election, or the decision to not make an initial Deferral Election, shall become irrevocable as of the expiration of such 30‑day election period.

(ii)
Notwithstanding paragraph (i) above, an initial Deferral Election by an Eligible Executive with respect to a Quarterly Bonus or a Roll-up Performance Bonus that is affirmatively made and submitted under the Plan by the last day of the quarter or Plan Year preceding the quarter or Plan Year for which the Deferral Election will first apply, and before the expiration of the otherwise applicable 30-day election period, shall become irrevocable as of the last day of such preceding quarter or Plan Year.

(iii)
In no event may the deadline for making an initial Deferral Election under this Plan with respect to any Eligible Individual for any Plan Year be subsequent to the deadline imposed on that Eligible Individual for making a Deferral Election for such Plan Year under any other Aggregated Plan.

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Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc. under its resolutions adopted on ____________________, 2013, the undersigned hereby executes this Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives on behalf of Advance Auto Parts, Inc.

ADVANCE AUTO PARTS, INC.

By:

Title:

Dated:	, 2013